Exhibit 99.1
vTv Therapeutics Announces 2023 Second Quarter Financial Results and Provides Corporate Update

HIGH POINT, N.C. - August 11, 2023 – vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of cadisegliatin (TTP399) as an adjunctive therapy to insulin for the treatment of type 1 diabetes ("T1D"), today reported financial results for the second quarter ended June 30, 2023 and provided an update on recent corporate developments.

“In the first half of 2023, we made further progress in the development of cadisegliatin as an adjunctive therapy to insulin for the treatment of type 1 diabetes," said Paul Sekhri, Chief Executive Officer of vTv. "The Breakthrough Therapy Designation granted to cadisegliatin has enabled us to actively engage with the FDA to align on the design and conduct of the planned Phase 3 study. Further, our partners at Cantex Pharmaceuticals have made exciting progress on the development of azeliragon, a small-molecule RAGE inhibitor discovered by vTv, as a potential treatment for a variety of oncology and related indications. Overall, we believe we are well positioned heading into the second half of the year and look forward to providing updates, as appropriate, on our partnered programs as well as cadisegliatin as we advance toward the initiation of Phase 3 study activities, which we continue to expect by year-end. The initial phase 3 study will test the FDA’s recommended primary endpoint, which is the reduction in the number of hypoglycemic events between placebo and cadisegliatin treated groups."

Recent Company Highlights

•On July 17, 2023, the Company received notice from Nasdaq that it had approved the Company’s request to extend the period for the Company to regain compliance with the Minimum Bid Requirement until December 18, 2023.
Second Quarter 2023 Financial Results

•Cash Position: The Company’s cash position as of June 30, 2023 was $12.6 million compared to $12.1 million as of December 31, 2022.

•Research & Development (R&D) Expenses: R&D expenses were $4.7 million and $2.2 million in each of the three months ended June 30, 2023 and 2022, respectively. The increase of $2.5 million is primarily attributable to higher spending on cadisegliatin, due to increases in drug product related costs, and an increase in indirect costs related to the development of cadisegliatin.
•General & Administrative (G&A) Expenses: G&A expenses were $3.3 million and $1.8 million for each of the three months ended June 30, 2023 and 2022, respectively. The increase of $1.5 million was primarily due to higher payroll cost and higher other G&A costs.
•Other Income (Expense): Other income for the three months ended June 30, 2023 was $0.6 million and was driven by an unrealized gain related to our investment in Reneo, as well as gains related to the change in the fair value of the outstanding warrants to purchase shares of our stock issued to related parties. Other expense for the three months ended June 30, 2022 was $0.1 million and was driven by an unrealized loss related to the investment in Reneo as well as the gains related to the change in the fair value of the outstanding warrants to purchase shares of our own stock issued to a related party.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended June 30, 2023 was $5.6 million or $0.07 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $3.2 million or $0.04 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,599	$12,126
Accounts receivable	—	173
G42 Promissory Note receivable	—	12,243
Prepaid expenses and other current assets	1,324	2,537
Current deposits	15	15
Total current assets	13,938	27,094
Property and equipment, net	162	207
Operating lease right-of-use assets	299	349
Long-term investments	8,027	5,588
Total assets	$22,426	$33,238
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$9,108	$7,313
Current portion of operating lease liabilities	161	154
Current portion of contract liabilities	17	17
Current portion of notes payable	—	224
Total current liabilities	9,286	7,708
Contract liabilities, net of current portion	18,669	18,669
Operating lease liabilities, net of current portion	256	338
Warrant liability, related party	619	684
Total liabilities	28,830	27,399
Commitments and contingencies
Redeemable noncontrolling interest	18,879	16,579
Stockholders’ deficit:
Class A Common Stock	815	815
Class B Common Stock	232	232
Additional paid-in capital	254,479	253,737
Accumulated deficit	(280,809)	(265,524)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(25,283)	(10,740)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$22,426	$33,238

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenue	$—	$9	$—	$2,009
Operating expenses:
Research and development	4,691	2,205	8,633	5,338
General and administrative	3,309	1,831	6,794	7,179
Total operating expenses	8,000	4,036	15,427	12,517
Operating loss	(8,000)	(4,027)	(15,427)	(10,508)
Interest income	153	50	253	50
Interest expense	(2)	—	(2)	(1)
Other income (expense), net	638	(114)	2,191	(2,856)
Loss before income taxes and noncontrolling interest	(7,211)	(4,091)	(12,985)	(13,315)
Income tax provision	—	—	—	200
Net loss before noncontrolling interest	(7,211)	(4,091)	(12,985)	(13,515)
Less: net loss attributable to noncontrolling interest	(1,592)	(940)	(2,867)	(3,357)
Net loss attributable to vTv Therapeutics Inc.	$(5,619)	$(3,151)	$(10,118)	$(10,158)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(5,619)	$(3,151)	$(10,118)	$(10,158)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(0.07)	$(0.04)	$(0.12)	$(0.15)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	81,483,600	70,366,823	81,483,600	68,664,259
About vTv Therapeutics
vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by cadisegliatin (TTP399), a potential adjunctive therapy to insulin for the treatment of type 1 diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and glioblastoma and other cancers and cancer treatment-related conditions.
Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. In addition, we may not be able to successfully complete a successful financing, partnering or licensing transactions with respect to cadisegliatin. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
Contacts:

Investors:
Lee Roth
Burns McClellan
lroth@burnsmc.com

Media:
Selina Husain / Robert Flamm, Ph.D.
Burns McClellan, Inc.
shusain@burnsmc.com / rflamm@burnsmc.com